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                                                                    EXHIBIT 6(p)


                            STOCK EXCHANGE AGREEMENT


         THIS STOCK EXCHANGE AGREEMENT ("Agreement") is executed this 30th day of September, 1999, by and between Austin Funding.com Corporation, a Nevada corporation (the "Company") and Bradley J. Farley ("Farley").

         WHEREAS, Farley has advanced funds to the Company in the aggregate principal amount of $1,433,000 (the "Loan"); and

         WHEREAS, the Company is authorized to issue 20,000,000 shares of its Preferred Stock, of which no shares have been issued as of the date of this Agreement; and

         WHEREAS, in order to facilitate the efficient and orderly operation of the business of the parties hereto, it is desirable for Farley to exchange (i) his right to receive repayment of the Loan (the "Payment Right") for (ii) shares of Series A Preferred Stock of the Company as set forth in this Agreement.

         NOW THEREFORE, in consideration of the premises and for the purpose of stating the method, terms and conditions of the exchange of the shares described herein and such other provisions as the parties deem necessary or desirable, the parties hereto agree as follows:

         1. Exchange of Payment Right for Company Preferred Stock. For the consideration and upon the terms provided herein, the Company hereby issues and delivers to Farley a certificate for 1,500,000 shares of its Series A Preferred Stock, par value $0.01 per share, to have and to hold together with all and singular the rights and appurtenances thereto, and Farley hereby forgives all outstanding indebtedness due it from the Company, including, without limitation, the Payment Right with respect to the Loan, and Farley releases the Company from all liability therefor.

         2. The Company Representations. The Company hereby represents and warrants to Farley as follows:

            (a) The Company is a Nevada corporation which has been duly organized and is validly existing and in good standing under the laws of the State of Nevada and has the corporate power to own all of its property and assets and to carry on its business as it is now being conducted.

            (b) The Company has full power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated herein. Upon execution and delivery of this Agreement, it will be a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms except as enforcement of remedies may be limited by bankruptcy, receivership, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights.


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            (c) There are no actions, suits, labor disputes, arbitrations, grievance proceedings, government investigations or other proceedings pending or, to the knowledge of the officers of the Company, threatened against or affecting the Company or any of its properties or assets, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, which might affect the Company's ability to consummate the transactions called for herein.

            (d) The Company has the authority to issue shares of its Series A Preferred Stock and when such shares are issued to Farley pursuant to this Agreement, such shares will be validly issued and outstanding, fully paid, nonassessable and free and clear of all mortgages, pledges, liens, security interests, options, rights, encumbrances or claims.

         3. Farley Representations. Farley hereby warrants and represents to the Company as follows:

            (a) Farley is an individual resident of the State of Texas, and has the authority and power to own all of his property and assets and to carry on his business as it is now being conducted.

            (b) Upon execution and delivery of this Agreement, such Agreement will be a legal, valid and binding obligation of Farley enforceable against Farley in accordance with its terms except as enforcement of remedies may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights.

            (c) There are no actions, suits, labor disputes, arbitrations, grievance proceedings, government investigations or other proceedings pending or, to the knowledge of Farley, threatened against or affecting Farley or any of his properties or assets, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, which might affect Farley's ability to consummate the transactions called for herein.

            (d) Farley further represents, warrants, and covenants as follows:

                (i) Farley acknowledges that the shares to be delivered to him pursuant to this Agreement have not been and are not being registered under the Securities Act of 1933, as amended (the "1933 Act") or the securities laws of any state and that accordingly such stock is not fully transferable except as permitted under various exemptions contained in the 1933 Act, the laws of the applicable states, the rules of the Securities and Exchange Commission.

                (ii) Farley covenants, warrants and represents to the Company that none of the shares of Series A Preferred Stock sold to him pursuant to this Agreement will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of by him, except after full compliance with all of the applicable provisions of the 1933 Act, applicable state laws or pursuant to an exemption therefrom.


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                (iii) Farley is acquiring the shares under this Agreement for his own account, for investment, and not with a view to the resale or other disposition thereof; that has no intention of selling, transferring, hypothecating or otherwise disposing of all or any part of such shares at any particular time, for any particular price, or upon the happening of any particular event or circumstances; and Farley further understands that the Company is relying upon the truth and accuracy of these covenants, warranties and representations in issuing the shares without first registering the same under the 1933 Act or the applicable state laws.

                Farley further agrees that the certificates evidencing the shares it will receive may contain the following legend:

                THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS THEN IN EFFECT WITH RESPECT TO SUCH SHARES OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENT OF SUCH ACT IS THEN IN FACT APPLICABLE TO SUCH SALE, TRANSFER, OR OFFER FOR SALE.

                (iv) Farley has received and has read this Agreement and a copy of the Company's recent filing on Form 10-SB with the Securities and Exchange Commission. Farley has had the opportunity to have an officer of the Company answer any questions regarding the terms and conditions of this particular investment. Farley has further had the opportunity to obtain any additional information necessary to verify the accuracy of the information contained in this Agreement. Farley has made an investigation with respect to certain of the information set out herein and has been given access to information by the Company and in making the decision to purchase the shares has relied solely upon review of the documents mentioned in this paragraph, the representations made by the Company herein and the independent investigations made by representatives of Farley.

                (v) Farley represents that he is an accredited investor as that term is defined in Regulation D, 17 C.F.R. ss. 230.501(a). Farley is experienced in investment and business matters and has received all financial and other information he has requested about the Company and its business. He is able to bear the economic risk of his investment in the Series A Preferred Stock, and he has sufficient financial resources to sustain a loss of my entire investment in the Company without material economic hardship if such a loss should occur.


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         4. Additional Documents. From time to time, as and when requested by the Company, Farley shall execute and deliver or cause to be executed and delivered all such other instruments, and shall take or cause to be taken all such other action, as the Company may deem necessary or desirable in order to consummate the terms of this Agreement.

         5. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

         6. Laws. This Agreement shall be performable in Travis County, Texas, and shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

         7. Amendments. No amendments, modifications or alterations of the terms hereto shall be binding unless the same be in writing dated subsequent to the date hereof and duly exercised by the parties hereto.

         8. Survival of Representations. Each party hereto covenants and agrees that the warranties and representations in this Agreement, and in any document delivered or to be delivered pursuant hereto, shall survive the date hereof.

         9. Arbitration. Any controversy or claim arising out of this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitration may be entered in any court having jurisdiction thereof. The arbitration agreement set forth herein shall not limit a court from granting a temporary restraining order or preliminary injunction in order to preserve the status quo of the parties pending arbitration. Further, the arbitrator(s) shall have power to enter such orders by way of interim award, and they shall be enforceable in court. The place of such arbitration shall be in Travis County, Texas.

         10. Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof superseding any and all prior or contemporaneous oral or prior written agreements, proposals, letters of intent and understandings, and cannot be modified, changed, waived or terminated except by a writing which expressly states that it is an amendment, modification or waiver, refers to this Agreement and is signed by the party to be charged. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

         11. Severability. If any portion of this Agreement is declared by a court of competent jurisdiction to be invalid or unenforceable, such declaration shall not affect the validity of the remaining provisions.

         12. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


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         IN WITNESS WHEREOF, the parties have caused this Agreement to be effective as of the date stated above.


                                        AUSTIN FUNDING.COM CORPORATION,
                                        a Nevada corporation


                                        By:
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                                           Glenn A. LaPointe, President



                                        ---------------------------------------
                                        Bradley J. Farley, Individually


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